EXHIBIT 99.1

Press Release                                                   Source: VMdirect

QORUS.COM REPORTS RECORD ANNUAL REVENUE OF $5.1 MILLION AND RECORD FIRST QUARTER REVENUE OF $2.7 MILLION FOR VMDIRECT, LLC SUBSIDIARY

VMDIRECT REVENUE FOR FISCAL 2005 UP 136% VERSUS 2004

VMDIRECT REVENUE FOR Q1 2006 UP 470% VERSUS Q1 2005, YIELDS PROFITABLE QUARTER

LAS VEGAS, NV - June 20, 2006 -Qorus.com, Inc. (QRUS: OTCBB), and its wholly-owned subsidiary VMdirect, LLC ("VMdirect"), a Las Vegas-based social networking and digital communications company which markets its proprietary suite of communications tools through its social network, www.helloworld.com, and its Web site, www.vmdirect.com, announced today record financial results for the year ended December 31, 2005 and for the quarter ended March 31, 2006 for VMdirect.

VMdirect reported revenue of $5.1 million for the year ended December 31, 2005, a 136% increase over 2004. The growth in revenue was attributable to increased sales in all product groups and the start-up of business in the United Kingdom and Mexico. Revenue for the quarter ended March 31, 2006 increased from the same period in 2005 by $2.7 million, or 475%, to $3.3 million.

Gross profit for the year ended December 31, 2005 increased by 93% to $3.8 million. Gross profit for the quarter ended March 31, 2006 increased by 473% over the same period in 2005, to $2.6 million. Gross profit for both periods increased as a result of sales growth.

VMdirect incurred a net loss for the year ended December 31, 2005 of $1.2 million, as compared to a net loss of $1.6 million for the year ended December 31, 2004. The Company achieved net income of $41,000 in the quarter ended March 31, 2006, versus a loss of $392,000 in the quarter ended March 31, 2005.

"Our 4.0 product release - which eliminated major barriers in communicating online with live or recorded streaming video - coupled with the opening of the Australia and New Zealand markets, propelled our first quarter revenue, " stated Amy Black, co-founder and President of VMdirect.

"This recent profitable quarter is both a milestone for the Company and a testament to what we have achieved in the last year," added VMdirect co-founder, a principal shareholder of Qorus.com, Inc. and chairman of VMdirect, Richard
Kall. "With substantial sales growth across all product categories and the extensive expansion of our affiliate network, we are enthusiastic about the continued growth of VMdirect.

ABOUT QORUS.COM, INC. AND VMDIRECT, LLC

Qorus.com, Inc., through its wholly-owned subsidiary, VMdirect (www.vmdirect.com), is a video-based social networking and digital communications company that, directly and through its multi-tiered affiliate program, offers a suite of digital communication tools. Its products include video


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e-mail, video instant messaging, live webcasting, and digital vault storage. The
Company hosts and markets an internet-based social network: www.helloworld.com, which primarily targets users from ages 25 to 55. The social network utilizes a commercial-free, subscription-based Application Service Provider (ASP) model, providing subscribers with a wide array of streaming video content as well as an integrated suite of consumer-oriented streaming media applications, including video e-mail, video chat, and live webcasting. www.helloworld.com incorporates the functionality of best-in-class social networking sites (such as MySpace and TagWorld) into an all-in-one digital media platform where subscribers can
interact   with  friends  and  family   using  the  full   spectrum  of  digital
communications.

At the closing of the exchange transaction among Qorus, VMdirect, VMdirect's members and Keating Reverse Merger Fund, LLC, which occurred on June 15, 2006, Qorus acquired all of the outstanding membership interests of VMdirect from VMdirect's members, and VMdirect's members contributed all of their interests to Qorus. In exchange, Qorus issued to VMdirect's members 1,014,589 shares of preferred stock. Each share of preferred stock will be convertible into approximately 1,042 shares of Qorus' common stock. The fully diluted number of shares outstanding after the exchange (assuming the conversion of all shares of Preferred Stock) is 1,057,547,455.

Qorus expects that, upon approval by a majority of its stockholders (voting together on an as-converted to common stock basis), it will change its corporate name and approve a 1-for-50 reverse stock split of its outstanding common stock. Upon mandatory conversion of the preferred stock and completion of the reverse stock split, there will be a total of approximately 22,074,456 shares of common stock outstanding. The VMdirect members will receive approximately 21,150,959 shares of Qorus' common stock, representing approximately 95.8% of the outstanding shares of Qorus' common stock. The existing stockholders of Qorus will own approximately 923,495 shares of Qorus' common stock, representing approximately 4.2% of the outstanding shares of common stock.

CONTACT:

     CORPORATE
     VMdirect, Inc.
     Lorne Walker
     Phone: (702) 938-9300
     lorne@vmdirect.com

     INVESTOR
     Keating After Market Support, LLC
     Justin Davis
     Phone: (720) 489-4913
     jd@keatingams.com


FORWARD-LOOKING STATEMENTS

     THE INFORMATION CONTAINED HEREIN INCLUDES FORWARD-LOOKING STATEMENTS. THESE STATEMENTS RELATE TO FUTURE EVENTS OR TO OUR FUTURE FINANCIAL PERFORMANCE, AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE OUR ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE, OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. YOU SHOULD NOT PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS SINCE THEY INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH ARE, IN SOME CASES, BEYOND OUR CONTROL AND WHICH COULD, AND LIKELY WILL, MATERIALLY AFFECT ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS. ANY FORWARD-LOOKING STATEMENT REFLECTS OUR CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND IS SUBJECT TO THESE AND OTHER RISKS, UNCERTAINTIES AND ASSUMPTIONS RELATING TO OUR OPERATIONS, RESULTS OF OPERATIONS, GROWTH STRATEGY AND LIQUIDITY. WE ASSUME NO OBLIGATION TO PUBLICLY UPDATE OR REVISE THESE FORWARD-LOOKING STATEMENTS FOR ANY REASON, OR TO UPDATE THE REASONS ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS, EVEN IF NEW INFORMATION BECOMES AVAILABLE IN THE FUTURE. THE SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS CONTAINED IN THE SECURITIES LITIGATION REFORM ACT OF 1995 PROTECTS COMPANIES FROM LIABILITY FOR THEIR FORWARD LOOKING STATEMENTS IF THEY COMPLY WITH THE REQUIREMENTS OF THE ACT.


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


                          VM DIRECT, LLC AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                      DECEMBER 31,     MARCH 31,
                                                       ----------    ----------
                                                          2005          2006
                                                       ----------    ----------
                    ASSETS                                           (unaudited)
Current assets:
      Cash and cash equivalents ....................   $      265    $      397
      Accounts receivable, net .....................           27            20
      Inventories, net .............................          154           157
      Prepaid expenses and other assets ............           25            32
                                                       ----------    ----------

            Total current assets ...................          471           606
Property and equipment, net ........................          238           234
Deposits and other assets ..........................          175           182
                                                       ----------    ----------

            Total assets ...........................   $      884    $    1,022
                                                       ==========    ==========

       LIABILITIES AND MEMBERS' DEFICIT
Current liabilities:
      Accounts payable .............................   $      343    $      246
      Accrued expenses .............................          413           420
      Accrued commissions ..........................          424           770
      Due to affiliate .............................           54           118
      Note payable .................................           50            50
                                                       ----------    ----------

            Total current liabilities ..............        1,284         1,604
                                                       ----------    ----------

Commitments and Contingencies

Members' deficit:
      Members' Capital Contributions ...............        4,460         4,242
      Deferred Compensation ........................          (57)          (52)
      Foreign Currency Translation .................           (1)          (11)
      Accumulated deficit ..........................       (4,802)       (4,761)
                                                       ----------    ----------

            Total members' deficit .................         (400)         (582)
                                                       ----------    ----------

Total liabilities and members' deficit .............   $      884    $    1,022
                                                       ==========    ==========


                 See Notes to Consolidated Financial Statements


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                          VM DIRECT, LLC AND SUBSIDIARY

      CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
                                 (IN THOUSANDS)



                                       Years ended          Three months ended
                                       December 31,             March 31,
                                   --------------------    --------------------

                                     2005        2004        2006        2005
                                   --------    --------    --------    --------
                                                         (unaudited) (unaudited)

Revenues .......................   $  5,068    $  2,145    $  3,258    $    567
Cost of revenues ...............      1,248         166         691         119
                                   --------    --------    --------    --------

Gross profit ...................      3,820       1,979       2,567         448

Commission expenses ............      2,341         954       1,615         220
Other operating expenses .......      2,646       2,640         900         616
                                   --------    --------    --------    --------

Operating income (loss) ........     (1,167)     (1,615)         52        (388)
Other income (expense) .........        (56)          6         (11)         (4)
                                   --------    --------    --------    --------

Net income (loss) ..............     (1,223)     (1,609)         41        (392)
Foreign currency translation ...         (1)       --           (10)       --
                                   --------    --------    --------    --------

Comprehensive income (loss) ....   $ (1,224)   $ (1,609)   $     31    $   (392)
                                   ========    ========    ========    ========


                 See Notes to Consolidated Financial Statements


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